Exhibit 10.1

Final Form

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of __________ _____, 2021, by and among Spring Valley Acquisition Corp., a Cayman Islands exempted corporation (“Acquiror”), Dream Holdings, Inc., a Delaware corporation (the “Company”) and [______] (the “Stockholder”). Each of Acquiror, the Company and Stockholder (and if applicable, his or her Spouse (defined below)) are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without being otherwise defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

RECITALS

WHEREAS, Acquiror, Spring Valley Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and the Company are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company with the Company being the surviving corporation (the “Merger”);

WHEREAS, Stockholder is the record and beneficial owner of the number and type of capital stock, options, warrants, rights or securities (including debt securities) convertible, exchangeable or exercisable therefor, of the Company (“Equity Securities”) set forth on Schedule A hereto (in addition to any other Equity Securities of the Company acquired thereby after the date hereof and prior to the Closing, including, without limitation, any Equity Securities issued or deemed issued to Stockholder in connection with the conversion of any other Subject Securities (defined below), or received by Stockholder pursuant to any reclassification, stock split, combination, stock dividend, subdivision, recapitalization or the like) (collectively, the “Subject Securities”) and expects to receive substantial benefits as a result of the consummation of the Merger;

WHEREAS, concurrently with the entry into the Merger Agreement, the Company is required to obtain and deliver, or cause to be delivered, to Acquiror, Support Agreements duly executed by certain Company stockholders;

WHEREAS, reference is made herein to that certain Third Amended and Restated Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on June 4, 2019 (the “Certificate”);

WHEREAS, in consideration for the payments and other benefits to be received by Stockholder under the terms of the Merger Agreement and as a material inducement to Acquiror’s and Merger Sub’s entrance into the Merger Agreement and consummation of the Merger, Stockholder agrees to enter into this Agreement and to be bound by the obligations set forth herein; and

WHEREAS, the Parties acknowledge and agree that Acquiror and Merger Sub would not have entered into the Merger Agreement and the Ancillary Documents or agreed to consummate the transactions contemplated thereby without the restrictions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.                   Voting Agreement / Proxy.

(a)                Stockholder acknowledges and agrees that it has received a copy of, and has reviewed, the Merger Agreement, a copy of which is attached hereto as Annex A.

(b)                Stockholder hereby irrevocably agrees that, from and after the date hereof and until the earlier of the Closing or the valid termination of the Merger Agreement (the “Voting Period”), at any meeting of the securityholders of the Company (whether annual or special and whether or not adjourned or postponed), however called, and in any action by written consent of the securityholders of the Company at which the Merger Agreement and other related agreements (or any amended versions thereof) or such other related actions, are submitted for the consideration and vote of any securityholders of the Company or for any other consent or approval of any party to the Certificate, Stockholders Agreement or any other agreement, unless otherwise directed in writing by Acquiror, Stockholder shall cause the Subject Securities to be voted, and shall exercise, or cause to be exercised, all consents, approvals or other rights under the Certificate, the Company’s bylaws, the Stockholders Agreement of the Company, dated June 4, 2019, as may be amended from time to time (the “Stockholders Agreement”) or any other agreement in a manner that is:

(i)                 in favor of (A) the Merger and the adoption and approval of the Merger Agreement and the terms thereof and (B) each of the other actions necessary for the consummation of the transactions contemplated by the Merger Agreement, including, without limitation, each of the Company Stockholder Approvals;

(ii)               against any action, proposal, agreement or transaction that (A) would result in a material breach of any representation or warranty or covenant of the Company under the Merger Agreement, (B) would reasonably be expected to prevent, delay or impair consummation of the transactions contemplated under the Merger Agreement (provided, that this Section 1(b)(ii) shall not apply with respect to any transaction expressly permitted pursuant to Section 6.01 of the Merger Agreement), or (C) result in any of the conditions set forth in Section 9.01 or Section 9.02 of the Merger Agreement not being fulfilled;

(iii)             against the following actions (other than the Merger, the transactions contemplated by the Merger Agreement and/or any Ancillary Agreement, including, without limitation, each of the Company Stockholder Approvals, and actions in furtherance of each of the foregoing) that would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement and/or any Ancillary Agreement: (A) any merger or other business combination involving the Company; (B) any sale, lease, sublease, license, sublicense or transfer of all or substantially all of the rights or other assets of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company and (D) subject to clause (iv) below, any amendment to the Company’s Certificate or the Company’s bylaws to change the voting rights on the Subject Securities or the number of votes required to approve any proposal; and

(iv)              until such time as Requisite Stockholder Support has been achieved, in favor of (a) waiving all rights under the Certificate, the Company’s bylaws, the Stockholders Agreement or any other agreement as may be necessary or desired to approve to the Merger and the other actions contemplated by the Merger Agreement, including, but not limited to, waiving treatment of the Transaction as a Liquidation Event (and therefore any approvals necessary as a result of the Transaction otherwise being considered a Liquidation Event), (b) any action, proposal, agreement or transaction necessary to result in converting all outstanding shares of Preferred Stock into shares of Common Stock pursuant to the Certificate, (c) any amendment or modification to the Certificate , the Company’s bylaws or the Stockholders Agreement necessary or desired to provide the Supporting Stockholders with the necessary power and authority to approve the Merger and the Transaction on the economic and governance terms as are set forth in the Merger Agreement and (d) any action necessary or desirable to give effect to any rights under the Stockholders Agreement as may be necessary or desired to effectuate the Merger and the Transaction in reliance on rights or obligations arising under the Stockholders Agreement, including by way of exercising drag-along rights in order to consummate the Merger and the Transaction pursuant to Section 4.10 of the Stockholders Agreement; provided that in each instance, the approval, or series of relates approvals, does not diminish the consideration that will be received by such Stockholder under the Merger Agreement.

(c)                Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Subject Securities, other than such agreements as are being terminated in accordance with Section 3.

(d)                Notwithstanding the foregoing, this Section 1 shall not apply to any proposal submitted to the stockholders of the Company holding the number of shares of capital stock of the Company required by the terms of Section 280G(b)(5)(B) of the Code, whether at a meeting or in an action by written consent, to render the parachute payment provisions of Section 280G inapplicable to any and all payments or benefits provided pursuant to Company Benefit Plans or other Company Contracts that might result, separately or in the aggregate, in the payment of any amount or the provision of any benefit that would not be deductible by reason of Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

2.                   Appointment of Holders’ Representative. By executing this Agreement or accepting any consideration as contemplated by Article III of the Merger Agreement, Stockholder irrevocably appoints, authorizes and empowers the transaction committee of the board of directors that approved the transactions contemplated by the Merger Agreement (the “Holder Representative”) to act as a representative for the benefit of the pre-Closing Company Stockholders (each, a “Pre-Closing Holder”, and collectively, “Pre-Closing Holders”), including Stockholder, as the sole and exclusive agent and attorney-in-fact to act on behalf of each Pre-Closing Holder, including Stockholder, in connection with, and to facilitate the consummation of, the transactions contemplated by this Agreement, the Merger Agreement and any Ancillary Agreements, which shall include (without limitation) the power and authority to: (i) execute and deliver, and receive deliveries of the Merger Agreement and any Ancillary Agreements (with such modifications or changes herein or therein as to which the Holder Representative, in its sole and absolute discretion, shall have consented); (ii) interpret the terms and provisions of the Merger Agreement and the documents to be executed and delivered in connection therewith; (iii) execute and deliver, and receive deliveries of, execute and deliver such amendments, modifications, waivers and consents in connection with the Merger Agreement and any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby as the Holder Representative, in its sole discretion, may deem necessary or desirable; (iv) receive service of process; (v) make any calculations and determinations and settle any matters on behalf of all Pre-Closing Holders; (vi) issue notices and instructions to the Exchange Agent in accordance with the terms of the Merger Agreement and any applicable Ancillary Agreements; (vii) assert or pursue on behalf of the Pre-Closing Holders any Action or investigation against any of the other parties to the Merger Agreement or any Ancillary Agreement, consenting to, compromising or settling any such Actions or investigations, conducting negotiations with any of the other parties to the Merger Agreement or any Ancillary Agreement and their respective Representatives regarding such Action or investigations, and, in connection therewith, to: (A) assert or institute any Action or investigation; (B) file any proofs of debt, claims and petitions as the Holder Representative may deem advisable or necessary; and (C) file and prosecute appeals from any decision, judgment or award rendered in any such Action or investigation; and (viii) to make, execute, acknowledge and deliver all such other statements, agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Holder Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by the Merger Agreement and all Ancillary Agreements on behalf of the Pre-Closing Holders (but, in each case, subject to the terms and conditions hereunder and thereunder).

3.                   Termination of Certain Arrangements. Stockholder and the Company hereby consent to, and agree that, effective as of the Closing, the Amended and Restated Stockholders’ Agreement of the Company, dated as of June 4, 2019, by and among the Company and the Stockholders (as defined therein) (the “Stockholders’ Agreement”), and the Amended and Restated Registration Rights Agreement of the Company, dated as of May 16, 2019, by and among the Company and the Investors (as defined therein) (the “Registration Rights Agreement”), shall each terminate and Stockholder shall cause any other agreement to which Stockholder or an Affiliate of Stockholder is a party in the capacity as a stockholder (other than the Company and its Subsidiaries), on the one hand, and the Company or any of its Subsidiaries, on the other hand, to be terminated as of the Closing in accordance with the terms of the applicable agreement (and, in each case, any amendment, notice or other action necessary to effectuate any such termination shall be deemed made without any surviving liability or obligation of Acquiror, Stockholder, the Surviving Company or any of its Affiliates), and such agreements shall be of no further force or effect. From and after the Closing, Stockholder shall have no further rights pursuant to any agreement contemplated to be terminated in this Section 3.

4.                   Waiver of Appraisal Claims. Stockholder hereby irrevocably and unconditionally waives and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal and any dissenters’ rights relating to the Merger or the transactions contemplated by the Merger Agreement that Stockholder or any other Person may have by virtue of, or with respect to the Equity Securities (including, without limitation, all rights under Section 262 of the DGCL).

5.                   Transfer of Subject Securities; New Subject Securities. During the Voting Period, absent the advance written consent of Acquiror (which it may withhold in its sole discretion), Stockholder shall not, directly or indirectly: (i) sell, convey, assign, transfer (including by succession or otherwise by operation of Law), exchange, pledge, hypothecate or otherwise encumber or dispose of any Subject Securities (or any right, title or interest therein) or any other Equity Securities, (ii) deposit any Subject Securities or any other Equity Securities into a voting trust or enter into a voting agreement or any other arrangement with respect to any Subject Securities or any other Equity Securities or grant or purport to grant any proxy or power of attorney with respect thereto, (iii) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the sale, conveyance, assignment, transfer (including by succession or otherwise by operation of Law), exchange, pledge, hypothecation or other encumbrance or disposition, or limitation on the voting rights, of any Subject Securities (or any right, title or interest therein) or any other Equity Securities, or (iv) commit or agree to take any of the foregoing actions (any action described in clauses (i), (ii), (iii) or (iv), a “Transfer”); provided, that, notwithstanding anything to the contrary in the foregoing, in no event shall a Transfer include (and in no event shall the Stockholder be restricted from making) any transfer of Subject Securities (or any right, title or interest therein) or any other Equity Securities in the event such transfer is to (A) any party to a Support Agreement or an Affiliate of any party to a Support Agreement or (B) any “Investor” party to a Subscription Agreement with Acquiror dated as of the date of this Agreement, in each case to the extent that such Subject Securities (or any right, title or interest therein) or any other Equity Securities become subject to the obligations under such Support Agreement or a substantially identical Support Agreement executed by such Affiliate or Investor, as applicable; provided, further, that, notwithstanding anything to the contrary in the foregoing, in no event shall a Transfer include (1) an exercise or conversion of Subject Securities for or into Company Common Stock pursuant to a warrant exercise notice letter or (2) any pledge or collateral arrangement that does not restrict the Stockholder from transferring the Subject Securities free and clear of all liens and encumbrances in connection with the Closing. Any Transfer or action in violation of this Section 5 shall be void ab initio. If any involuntary Transfer of any of Subject Securities occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect during the Voting Period.

6.                   No Trading. Stockholder acknowledges and agrees that Stockholder is aware, and that Stockholder’s Representatives are aware, of the restrictions imposed by Securities Laws on a Person possessing material nonpublic information about a publicly traded company. Stockholder hereby acknowledges that, by virtue of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, it may be in possession of material nonpublic information of Acquirer, and agrees that while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of Acquiror (other than engaging in the transactions described in the Merger Agreement), communicate such information to any third party, take any other action with respect to Acquiror in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

7.                   Remedies.

(a)                Stockholder expressly acknowledges and agrees that (i) it is receiving good and valuable consideration sufficient to make this Agreement, and each of the terms herein, binding and fully enforceable, each of the restrictions contained in this Agreement are supported by adequate consideration and are reasonable in all respects (including with respect to subject matter, time period and geographical area) and such restrictions are necessary to protect Acquiror’s interest in, and value of, the Company’s business (including the goodwill inherent therein) and (ii) Acquiror would not have entered into the Merger Agreement and this Agreement or consummate the transactions contemplated thereby or hereby without the restrictions contained in this Agreement.

(b)                The Parties acknowledge and agree that the amount of actual damages suffered by Acquiror in the event of an actual or threatened breach of this Agreement would be difficult or impossible to accurately calculate and there may be irreparable damages to Acquiror in the event of such an actual or threatened breach. Consequently, the Parties agree that in addition to any other remedy or relief to which it may be entitled, in the event of a breach or threatened breach of this Agreement, each Party, or its successors and assigns, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, and to enforce specifically the performance by any other Party of the terms and provisions hereof. Each Party hereto hereby agrees to waive any defense in any suit that another Party hereto has an adequate remedy at Law and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.

(c)                In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the court or other tribunal making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible so that the transactions and agreements contemplated herein are consummated as originally contemplated to the fullest extent possible.

(d)                Notwithstanding anything to the contrary set forth herein, the Parties acknowledge and agree that this Section 7 is not intended to be, and is not, an admission or acknowledgement by any Person that money damages or any other monetary payment would be a sufficient remedy for a breach of this Agreement, or that the inability to obtain a monetary remedy by virtue of the limitations in this Section 7 will limit a Party’s ability to obtain injunctive relief or specific performance in accordance with this Section 7. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any on remedy will not preclude the exercise of any other remedy.

8.                   Stockholder Representations and Warranties. Stockholder (and, if applicable, his or her Spouse) represents and warrants as of the date hereof to Acquiror and Merger Sub (solely with respect to Stockholder and not with respect to any other stockholder of the Company) that:

(a)                (i) Stockholder (and, if applicable, his or her Spouse) has all necessary corporate, limited liability company, limited partnership or other applicable power and authority (or, if Stockholder is a natural person, Stockholder has the legal capacity) to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Stockholder (and, if applicable, his or her Spouse) have been duly and validly authorized by all necessary action on the part of such Stockholder; (iii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Stockholder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, if Stockholder is an entity, the organizational documents of Stockholder or such Stockholder’s Affiliates; (iv) the execution and delivery of this Agreement does not, and the performance by Stockholder (and, if applicable, his or her Spouse) of Stockholder’s obligations hereunder will not result in the creation or imposition of any Lien upon the Subject Securities; or (v) where applicable, any Person executing this Agreement on behalf of Stockholder has full power and authority to execute and deliver this Agreement on behalf of Stockholder and to thereby bind Stockholder.

(b)                Stockholder has duly and validly executed this Agreement, this Agreement is a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with the terms set forth herein (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity) and Stockholder (together with his or her spouse if such Stockholder is married and the Stockholder’s Subject Securities constitute community property under applicable Law (such Stockholder’s spouse, a “Spouse”)) is the record and beneficial owner of, and has good and valid title, to, all of the Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Subject Securities), other than pursuant to the Stockholders’ Agreement and the Registration Rights Agreement or any restrictions on transfer arising under applicable securities laws or any pledge or collateral arrangement that does not restrict the Stockholder from transferring the Subject Securities free and clear of all liens and encumbrances in connection with the Closing. Stockholder (and, if applicable, his or her Spouse) has the sole right to vote the Subject Securities, and none of the Subject Securities are subject to any proxy, voting trust or other similar agreement or arrangement other than pursuant to the Stockholders’ Agreement and the Registration Rights Agreement or any restrictions on transfer arising under applicable securities laws. The Subject Securities are the only Equity Securities owned of record or beneficially by such Stockholder (and, if applicable, his or her Spouse) on the date hereof, and except as set forth on Schedule A hereto, Stockholder does not: (i) own beneficially or of record, have the right to acquire, or have any other interest in any Equity Securities or securities of any nature of the Company’s Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing; or (ii)  have any voting rights with respect to any Equity Securities, or any rights to acquire, or any securities convertible into any such voting rights.

(c)                As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (i) there are no Actions pending or, threatened against Stockholder or, to the knowledge of Stockholder, any of its Affiliates and (ii) neither Stockholder nor any of its Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Authority.

(d)                Stockholder understands and acknowledges that Acquiror and Merger Sub are relying upon Stockholder’s execution, delivery and performance of this Agreement and upon the representations and warranties and covenants of Stockholder contained in this Agreement.

(e)                No agent, broker, investment banker, finder or other intermediary is or shall be entitled to any fee or commission or reimbursement of expenses from Acquiror, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

(f)                 None of the information supplied or to be supplied by Stockholder for inclusion or incorporation by reference in the Registration Statement and Proxy Statement and any amendment or supplement thereto will, at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)                Stockholder acknowledges that Stockholder is a sophisticated investor with respect to the Stockholder’s Subject Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Acquiror, the Company or any Affiliate of Acquiror and the Company, and based on such information as Stockholder has deemed appropriate, made Stockholder’s own analysis and decision to enter into this Agreement. Stockholder acknowledges that Stockholder has had the opportunity to seek independent legal advice prior to executing this Agreement.

(h)                Stockholder has received a copy of and has reviewed the Merger Agreement.

9.                   Release. Effective as of the Effective Time, Stockholder hereby, on behalf of: (a) if Stockholder is an individual, himself or herself or his or her heirs and your and their Representatives, including, if applicable, his or her Spouse, (b) if Stockholder is an entity, its Affiliates and their respective Representatives, (c) if Stockholder is a trust, the beneficiaries of the trust, and (d) any of Stockholder’s other successors and assigns (collectively, the “Releasor Parties”), as of the Effective Time but not before, fully, forever, irrevocably and unconditionally waive, release, acquit and discharge the Surviving Corporation, the Company and their respective Affiliates (including, for clarity, Acquiror and its Affiliates), successors and assigns, and each of their respective former, current and future equityholders, controlling persons, directors, officers, employees, agents, members, managers, general or limited partners, other Representatives, successors or assignees (or any former, current or future equityholders, controlling persons, directors, officers, employees, agents, members, managers, general or limited partners, other Representatives, successors or assignees of any of the foregoing) (collectively, the “Releasee Parties”) from any and all manner of actions, causes of actions, suits, debts, covenants, claims, obligations, liabilities, demands, controversies, damages, judgments, executions, costs, expenses, compensation or other relief, whether known or unknown, whether in law or equity, whether vicarious, derivative, or direct, whether fixed, contingent or liquidated, whether foreseeable or unforeseeable, or whether presently existing or hereafter discovered, that may be or could have been asserted, with respect to, or arising during, or in connection with, any period ending at or prior to the Effective Time (including out of any event, occurrence, act, or failure to act) arising out of or relating to (i) the negotiation, execution and consummation of this Agreement, the Merger Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby or (ii) such Person’s direct or indirect ownership of Equity Securities or securities of any nature of any of the Company’s Subsidiaries or such Person’s capacity as an equityholder of the Company or any of its Subsidiaries, in each case, prior to the Effective Time; provided, that nothing contained in this paragraph shall extend to any manner of actions, causes of actions, claims (including any claims brought by the Holder Representative on behalf of the Pre-Closing Holders and any claims for specific performance, injunctive relief or other equitable remedies) or obligations, liabilities, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether in law or equity, in connection with (i) a Pre-Closing Holder’s rights under the Merger Agreement or the Ancillary Agreements, (ii) any rights to indemnification, limitation of liability or advancement or reimbursement of expenses to the extent a Releasor Party is entitled under the indemnification provisions of the Company Group Organizational Documents, (iii) any rights to compensation that such Person may be entitled to under employment or other service agreements entered into (or compensation or benefit plans, programs or policies of) with a Releasee Party and which were in force as of the date of this Agreement, and (iv) arising from or in any way related to a Releasor Party’s relationship with any of the Releasee Parties after the Closing. Effective as of the Effective Time, each Pre-Closing Holder forever waives any and all rights of first refusal, rights of first offer, preemptive rights, registration rights or similar rights pursuant to any stockholder agreement, registration rights agreement or other similar agreement pertaining to the Company or any of its Affiliates (other than arising out of the Merger Consideration).

10.               Termination; Amendments and Waivers; Assignment.

(a)                This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the termination of the Merger Agreement pursuant to Article X thereof and, upon such termination shall be of no further force and effect, without the creation or imposition of any penalty, liability or obligation upon any Party.

(b)                Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by Stockholder and Acquiror. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by Stockholder without Acquiror’s prior written consent; provided, however, that the Stockholder shall, in the event of a Transfer pursuant to Section 5 to one of its Affiliates, cause such Affiliate to (i) execute a joinder to this Agreement to become a party hereto and to subject any Subject Securities (or any right, title or interest therein) or any other Equity Securities of the Company Transferred to or otherwise owned by such Affiliate to the obligations in this Agreement as if such Affiliate was the Stockholder hereunder or (ii) enter into a substantially identical Support Agreement to this Agreement.

(c)                None of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing, except for Sections 2, 3 and 8 hereof.

11.               Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) as follows:

(a)                If to Acquiror, to:

Spring Valley Acquisition Corp.
2100 McKinney Ave., Suite 1675
Dallas, TX 75201
Attention:	Christopher Sorrells
E-mail:	Chris.Sorrells@sv-ac.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Attention:	Adam D. Larson, P.C.
Allan Kirk
E-mail:	Adam.Larson@kirkland.com
Allan.Kirk@kirkland.com

(b)                If to the Company, to:

Dream Holdings, Inc.
212 Rome Street
Newark, NJ 07105
Attention:	David Rosenberg
E-mail:	davidrosenberg@aerofarms.com

Dream Holdings, Inc.
212 Rome Street
Newark, NJ 07105
Attn:	General Counsel
E-mail:	generalcounsel@aerofarms.com

Dream Holdings, Inc.
212 Rome Street
Newark, NJ 07105
Attn:	Chief Financial Officer
E-mail:	cfo@aerofarms.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, NJ 07078
Attention:	Andrew P. Gilbert
Scott A. Cowan
E-mail:	andrew.gilbert@us.dlapiper.com
scott.cowan@us.dlapiper.com

(c)                If to Stockholder, to the address and contact information set forth on the Stockholder’s signature page hereto.

or to such other address as the Party to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

12.               Miscellaneous.

(a)                Entire Agreement. This Agreement, the Merger Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

(b)                No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Notwithstanding the foregoing, the Sponsor shall be an express third-party beneficiary of this Agreement with full rights as such. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

(c)                Further Assurances. Stockholder hereby agrees to use Stockholder’s best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein.

(d)                No Litigation. Stockholder hereby agrees not to commence, maintain or participate in, or facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, suit, proceeding or cause of action, in law or in equity, in any court or before any Governmental Authority (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement, the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Merger) or any of the Ancillary Agreements or (ii) alleging a breach of any fiduciary duty of any Person in connection with this Agreement, the Merger Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Stockholder from enforcing the Stockholder’s rights under this Agreement or the Stockholder’s right to receive the Merger Consideration or any cash in lieu of fractional shares to which it may be entitled pursuant to the Merger Agreement in accordance with the terms thereof.

(e)                Other Provisions. Sections 1.02 (Construction), 8.04 (Confidentiality; Publicity), 11.11 (Severability), 11.06 (Governing Law), 11.12 (Jurisdiction; WAIVER OF TRIAL BY JURY) and 11.07 (Captions; Counterparts) of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed and delivered this Support Agreement as of the date first above written.

SPRING VALLEY ACQUISITION CORP.

By:
Name: Christopher Sorrells
Title: Chief Executive Officer

[Signature Page to Support Agreement]

DREAM HOLDINGS, INC.

By:
Name: David Rosenberg
Title: Chief Executive Officer

[Signature Page to Support Agreement]

STOCKHOLDER:

[●]

Name:
Title:
Date:

Notice Address:
[●]
[●]
Facsimile: [●]
E-mail: [●]
Attention: [●]

with a copy (which shall not constitute notice) to:

[●]
[●]
Facsimile: [●]
E-mail: [●]
Attention: [●]

Stockholder’s Spouse (if applicable):

Name:
Date:	, 2021

[Signature Page to Support Agreement]

SCHEDULE A

Stockholder	Type/Series of Securities	Number
[__________________]	Common Stock	[____]
	Series 1-A Convertible Preferred Stock	[____]
	Series 1-B Convertible Preferred Stock	[____]
	Series 1-C1 Convertible Preferred Stock	[____]
	Series 1-C2 Convertible Preferred Stock	[____]
	Series 1-D Convertible Preferred Stock	[____]
	Series 2 Convertible Preferred Stock	[____]
	Common Stock Warrants	[____]
	Common Stock Options	[____]

Annex A

Merger Agreement

[See attached.]